                                                                      EXHIBIT 11

                                ENERGYSOUTH, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     THREE MONTHS             NINE MONTHS             TWELVE MONTHS
                                                     ENDED JUNE 30,           ENDED JUNE 30,          ENDED JUNE 30,
                                                   1998         1997        1998        1997        1998        1997
                                                  -------      -------     -------     -------     -------     -------
BASIC EARNINGS PER SHARE: (1)

Earnings applicable to common stock               $ 1,153      $ 1,096     $ 7,932     $ 7,995     $ 8,063     $ 8,117

Weighted average common shares
    outstanding                                     4,868        4,848       4,863       4,843       4,861       4,840

Basic earnings per share                          $  0.24      $  0.23     $  1.63     $  1.65     $  1.66     $  1.68



DILUTED EARNINGS PER SHARE: (1)

Earnings applicable to common stock               $ 1,153      $ 1,096     $ 7,932     $ 7,995     $ 8,063     $ 8,117

Weighted average common shares
    outstanding                                     4,868        4,848       4,863       4,843       4,861       4,840

Incremental shares resulting from
    assumed exercise of stock options                  57           35          65          33          61          28

Weighted average common shares
    outstanding, assuming dilution                  4,925        4,883       4,928       4,876       4,922       4,868

Diluted earnings per share                        $  0.23      $  0.22     $  1.61     $  1.64     $  1.64     $  1.67




(1) Restated to reflect three-for-two conversion of Mobile Gas common stock into EnergySouth common stock effective February 2, 1998. See Note 1 of Notes to Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.